Exhibit 99.1

News Release

Contact:	Nicole McIntosh-Russell
VP, Investor Relations
(913) 236-1880

Statement Clarifying Conference Presentation by Waddell & Reed

Overland Park, KS, September 11, 2013 — Waddell & Reed Financial, Inc. (NYSE: WDR) consolidated assets under management were incorrectly reported to be approximately $115 billion at Barclays’ Global Financial Services Conference on Tuesday, September 10, 2013.  Actual consolidated assets under management on September 10th were approximately $112 billion.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.